EXHIBIT 99.7

PRENTISS PROPERTIES TRUST

Form of Proxy For

Special Meeting Of Shareholders

_____ ___, 200_, at _____ a.m.

3890 West Northwest Highway

Dallas, Texas

THANK YOU FOR VOTING
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DETACH HERE

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PRENTISS PROPERTIES TRUST

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

OF PRENTISS PROPERTIES TRUST

         The undersigned shareholder of Prentiss Properties Trust, a Maryland real estate investment trust (the “Company”), hereby appoints Gregory S. Imhoff and Michael A. Ernst, and each them acting individually, as proxies for the undersigned, with full powers of substitution in each of them, to attend the Special Meeting of Shareholders of the Company to be held at _____ a.m. on ______ ___, 200__, and any postponement and adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to vote at such Special Meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the Special Meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and of the accompany joint proxy statement/prospectus, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

         This proxy is solicited on behalf of the Board of Trustees of the Company. When properly executed this Proxy will be voted in the manner directed by the undersigned shareholder. If this Proxy is executed but no instruction is given, this Proxy will be voted “FOR” the proposal. This Proxy also delegates discretionary authority with respect to any other business which may properly come before the Special Meeting or any postponement and adjournment thereof.

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PRENTISS PROPERTIES TRUST
3890 W. NORTHWEST HIGHWAY
SUITE 400
DALLAS, TEXAS 75220

AUTHORIZE YOUR PROXY BY INTERNET
www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions provided on the website.

AUTHORIZE YOUR PROXY BY PHONE
1-800-[690-6903]

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions the Vote Voice provides you.

AUTHORIZE YOUR PROXY BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Prentiss Properties Trust, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

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THE BOARD OF TRUSTEES RECOMMENDS A VOTE
FOR APPROVAL OF PROPOSAL 1.

IMPORTANT – THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

		FOR	AGAINST	ABSTAIN
1.	Approval of the Agreement and Plan of Merger, dated as of October 3, 2005, by and among Brandywine Realty Trust, Brandywine Operating Partnership, L.P., Brandywine Cognac I, LLC, Brandywine Cognac II, LLC, Prentiss Properties Trust and Prentiss Properties Acquisition Partners, L.P. and the merger of Prentiss with a subsidiary of Brandywine under the merger agreement, and the related transactions

In their discretion, the Proxy holders are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

    CHECK HERE ONLY IF YOU PLAN TO ATTEND THE MEETING IN PERSON

PLEASE MARK, SIGN AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears in the records of the Company and please date this Proxy. If the shares are held jointly, each holder should sign. When signing as an attorney executor, administrator, trustee, guardian, officer of a corporation or other entity on in another representative capacity, please give the full title under signature(s).

Signature	Date	Signature (Joint Owners)	Date